                                                                      Exhibit 11

                   PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                       COMPUTATION OF EARNINGS PER SHARE
                          FOR THE YEARS ENDED JUNE 30
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                 1996            1995             1994
                                                              ----------      ----------      -----------
Primary:
- --------
Earnings:
Income (loss) from continuing operations before cumulative
 effect of change in accounting principle                      $   4,252       $     629       $   (16,364)
Loss on disposal of discontinued operations                            -               -              (620)
                                                               ---------       ---------       -----------
Income (loss) before cumulative effect of change in
 accounting principle                                              4,252             629           (16,984)
Cumulative effect of change in accounting principle                    -               -             7,500
                                                               ---------       ---------       -----------
Net income (loss)                                              $   4,252       $     629       $    (9,484)
                                                               =========       =========       ===========
Shares:
Weighted average number of common shares outstanding              20,014          19,984            19,928
Assuming exercise of options reduced by the number of
 shares which could have been purchased with the proceeds
 from exercise of such options                                       361             218               286
                                                               ---------       ---------       -----------
Weighted average number of common shares outstanding
 as adjusted                                                      20,375          20,202            20,214
                                                               =========       =========       ===========
Primary earnings per common share:
Income (loss) before cumulative effect of change in
 accounting principle:
  From continuing operations                                   $    0.21       $    0.03       $     (0.81)
  From discontinued operations                                         -               -             (0.03)
                                                               ---------       ---------       -----------
   Total                                                            0.21            0.03             (0.84)
Cumulative effect of change in accounting principle                    -               -              0.37
                                                               ---------       ---------       -----------
Net income (loss)                                              $    0.21/1/    $    0.03/1/    $     (0.47)/2/
                                                               =========       =========       ===========

                  PLAYBOY ENTERPRISES, INC. AND SUBSIDIARIES
                                  EXHIBIT 11
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                          FOR THE YEARS ENDED JUNE 30
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)





                                                                1996            1995          1994
                                                               ------          ------        -------
Fully diluted:
- --------------
Earnings:
Income (loss) from continuing operations before cumulative
 effect of change in accounting principle                       $ 4,252        $   629       $(16,364)
Loss on disposal of discontinued operations                           -              -           (620)
                                                                -------        -------       --------
Income (loss) before cumulative effect of change in
 accounting principle                                             4,252            629        (16,984)
Cumulative effect of change in accounting principle                   -              -          7,500
                                                                -------        -------       --------
Net income (loss)                                               $ 4,252        $   629       $ (9,484)
                                                                =======        =======       ========


Shares:
Weighted average number of common shares outstanding             20,014         19,984          19,928
Assuming exercise of options reduced by the number
 of shares which could have been purchased with the proceeds
 from exercise of such options                                      426            268             330
                                                                -------        -------       ---------
Weighted average number of common shares outstanding
 as adjusted                                                     20,440         20,252          20,258
                                                                =======        =======       =========

Earnings per common share assuming full dilution:
Income (loss) before cumulative effect of change in
 accounting principle:
  From continuing operations                                    $  0.21        $  0.03       $   (0.81)
  From discontinued operations                                        -              -           (0.03)
                                                                -------       --------       ---------
   Total                                                           0.21           0.03           (0.84)
Cumulative effect of change in accounting principle                   -              -            0.37
                                                                -------       --------       ---------
Net income (loss)                                               $  0.21 /1/   $   0.03 /1/   $   (0.47) /2/
                                                                =======       ========       =========




/1/ This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

/2/ This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.